FOR IMMEDIATE RELEASE


Contact:   Joseph J. Berns
           Vice President - Finance
           (781) 828-0220 Ext. 1377


Plymouth Rubber Company, Inc. Reports a Profit and improved results for the Second Quarter of Fiscal 2004

CANTON, Mass., July 12, 2004 -- Plymouth Rubber Company, Inc.
(Amex: PLR.A - News, PLR.B - News) announced today financial results for the second quarter ended May 28, 2004.

Plymouth's second quarter 2004 sales increased 9% to $19,973,000, from $18,287,000 in 2003. Net income for the second quarter increased to a profit of $554,000, or a profit of $0.27 diluted earnings per share, compared to a loss of $184,000, or a loss of $0.09 diluted earnings per share in 2003.

For the first half of 2004, sales were $34,795,000, a 9% increase from $31,830,000 last year. Net loss for the first half decreased to a loss of $243,000, or a loss of $0.12 diluted earnings per share, from a loss of $1,564,000, or a loss of $0.76 diluted earnings per share last year.

 "We are pleased by our continued improvement in the first half of 2004" stated Maurice J. Hamilburg, Plymouth's President and Co-CEO. "The second quarter was especially encouraging, as it resulted in our first quarterly profit from continuing operations since the third quarter of 2002. We continue to plan for higher sales for the remainder of 2004 and a return to profitability for the year."

Plymouth Rubber Company, Inc. manufactures and distributes plastic and rubber products, including automotive tapes, insulating tapes, and other industrial tapes and films. The Company's tape products are used by the electrical supply industry, electric utilities, and automotive and other original equipment manufacturers. Through its Brite-Line Technologies subsidiary, Plymouth manufactures and supplies highway marking products.
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The Company's actual results could differ materially from those set forth in the forward-looking statements as a result of various factors, including those referenced in the "Management's Discussion and Analysis" section of the Company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K which are on file with the SEC.

Contact:
Joseph J. Berns
Vice President -- Finance
(781) 828-0220 Ext. 1377
Source: Plymouth Rubber Company, Inc.


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                 Plymouth Rubber Company Reports Financial
               Results for the Second Quarter of Fiscal 2004

                              (Continued)

           (in Thousands, Except Share and Per Share Amounts)
                              (Unaudited)


                        Second Quarter Ended       Six Months Ended
                        ---------------------    -----------------------
                          May 28,    May 30,      May 28,       May 30,
                           2004       2003         2004          2003
                        ---------   ---------    ---------     ---------
Net Sales            $     19,973  $   18,287   $   34,795    $   31,830
                        =========   =========    =========     =========
Net Income (Loss)    $        554  $     (184)  $     (243)   $   (1,564)
                        =========   =========    =========     =========
Per Share Data:

Basic Earnings Per Share:

Net Income (Loss)    $       0.27  $    (0.09) $     (0.12)  $     (0.76)
                        =========   =========    =========     =========
Weighted average
 shares outstanding     2,058,976   2,058,976    2,058,976     2,058,976
                        =========   =========    =========     =========

Diluted Earnings Per Share:

Net Income (Loss)    $       0.27  $    (0.09)  $    (0.12) $      (0.76)
                        =========   =========    =========     =========
Weighted average
 shares outstanding     2,058,976   2,058,976    2,058,976     2,058,976
                        =========   =========    =========     =========